UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2012

MISCOR GROUP LTD.

(Exact name of registrant as specified in its charter)

Indiana	000-52380	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nave Road, SE, Massillon, Ohio	44646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (330) 830-3500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Senior Credit Facility. On November 28, 2012, Miscor Group, Ltd. and its subsidiaries, Magnetech Industrial Services, Inc., and HK Engine Components, LLC (together the “Company”) executed an Eleventh Amendment to Credit and Security Agreement (the “Eleventh Amendment”) with our primary lender, Wells Fargo, N.A. (the “Lender”). In the Eleventh Amendment, the Lender agreed to modify the following terms from the terms of the Tenth Amendment dated November 30, 2011:

•

Changed annual interest rate equal to the sum of Daily Three Month LIBOR, plus three and one half percent (3.50%) from interest rate equal to the sum of Daily Three Month LIBOR, plus five percent (5.00%);

•

Increased the limit on capital expenditures to $750,000, from $600,000 for the fiscal year ending December 31, 2012, and no capital expenditures of more than $600,000 during any fiscal year ending on after December 31, 2013.

The Eleventh Amendment also contains customary representations and warranties and conditions precedent. The full text of the Eleventh Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference. The Eleventh Amendment does not change the current maturity of the credit facility of July 31, 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Eleventh Amendment, dated November 28, 2012, among Wells Fargo N.A., Miscor Group Ltd., Magnetech Industrial Services, Inc., and HK Engine Components, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR GROUP, LTD.

	By:	/s/ Marc Valentin, CPA, CGMA
	Name:	Marc Valentin, CPA, CGMA
	Title:	Chief Accounting Officer

Date: November 30, 2012

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